FOR IMMEDIATE RELEASE	Media Contact:	Erin Davis
V.P., Marketing and Communication
erind@ecologictranspo.com

	Investor Contact:	Mark Bernhard
Capital Group Communications
mark@capitalgc.com
415.332.7200

Ecologic Transportation, Inc. Appoints Shelly J. Meyers
Chairperson of Audit Committee

Santa Monica, CA (August 27, 2009) – Ecologic Transportation, Inc. (“Ecologic Transportation” or the “Company”) (OTCBB: EGCT) is dedicated to environmentally friendly transportation products and services and encompasses three separate but integrated operations; Ecologic Car Rentals, Ecologic Systems and Ecologic Products, today announced that Shelly J. Meyers, a member of the board of directors, has been appointed as Chairperson of its Audit Committee.

Shelly J. Meyers (MBA, CPA) comes to Ecologic Transportation, Inc. with over 20 years of financial and investment experience. She is Founder and President of Palisades Management LLC, a Registered Investor Advisor (RIA) that provides investment management services to high net worth individuals and institutions.

Prior to founding Palisades Management, Ms. Meyers served as Executive Vice President for Pacific Global Investment Management Company (PGIMC). While at PGIMC, the Firm’s high net worth business grew from less than $1,000,000 to approximately $100,000,000. Ms. Meyers also managed the Pacific Advisor Funds’ Multi-Cap Value Fund from inception (April 2002) to a five year record that beat the S&P 500 on an annualized basis, and which ranked the Fund in the top 10% in its five year Morningstar peer group.

Ms. Meyers founded MCM and the Meyers Investment Trust in June 1996, and managed the Trust’s Meyers Pride Value Fund from inception in June 1996 to September 2001. The Fund was awarded a five star ranking by Morningstar under her management, and in 2001 the Fund was recognized as the #1 large-cap value fund in the United States by Morningstar with Ms. Meyers as manager.

From 1993 to 1996, Ms. Meyers served as Assistant Vice-President at The Boston Company Asset Management, Inc. (BCAM). In 1998, Ms. Meyers was named to the Board of Trustees for E*Trade Funds, serving until September 2006.

Ms. Meyers has often addressed national audiences on investing issues, with regular appearances on CNBC’s Power Lunch, CNN, and Bloomberg TV. She’s also been featured in publications such as The Wall Street Journal, The New York Times, Investor’s Business Daily, USA Today, The Washington Post, Mutual Fund Magazine and Business Week.

Ms. Meyers received her MBA from Dartmouth College’s Amos Tuck School of Business Administration. She received her BA with a major in Political Science and minor in Economics from the University of Michigan. Ms. Meyers was issued a CPA license by the state of California in 1990.

ABOUT ECOLOGIC TRANSPORTATION, INC.

Headquartered in Santa Monica, CA, Ecologic Transportation, Inc., is a holding company with wholly owned subsidiaries all dedicated to environmentally friendly transportation products and services. The company encompasses three separate but integrated operations that address the environment and transportation holistically: Ecologic Car Rentals, Ecologic Systems and Ecologic Products. This innovative company has an unbiased approach to green cars and clean fuels by providing a platform for all emerging environmental transportation technologies. For more information: www.ecologictranspo.com.

FORWARD-LOOKING STATEMENTS

This release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements regarding our expected future financial position, results of operations, cash flows, financing plans, business strategy, products and services, competitive positions, growth opportunities, plans and objectives of management for future operations, including statements that include words such as "anticipate," "if," "believe," "plan," "estimate," "expect," "intend," "may," "could," "should," "will," and other similar expressions are forward-looking statements. All forward-looking statements involve risks, uncertainties and contingencies, many of which are beyond our control, which may cause actual results, performance, or achievements to differ materially from anticipated results, performance, or achievements. Factors that may cause actual results to differ materially from those in the forward-looking statements include those set forth in our reports filed with the SEC. We are under no obligation to (and expressly disclaim any such obligation to) update or alter our forward-looking statements, whether as a result of new information, future events or otherwise.